SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 10, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In the course of a normal, periodic review of its capital structure, ON Semiconductor Corporation, together with its primary operating subsidiary Semiconductor Components Industries, LLC (collectively “ON Semiconductor”), have determined to seek from the lenders under its senior credit facilities certain amendments to ON Semiconductor’s senior secured credit agreement to, among other things, reduce the interest rate pricing of the loan facility and to permit certain proposed amendments to its outstanding bond indebtedness. There can be no assurance that (a) ON Semiconductor will receive the requisite consents to any such credit agreement amendments, (b) if such credit agreement amendments become effective, ON Semiconductor will seek to consummate any such amendment to its bond indebtedness, or (c) any such amendment to its bond indebtedness will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: January 10, 2006	By:	/s/ George H. Cave
George H. Cave
Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

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